Department of Health and Human Services
National Institutes of Health
NATIONAL INSTITUTE ON AGING

Notice of Award
FAIN# R44AG067907
Federal Award Date
01/07/2021

Recipient Information

1. Recipient Name
JUPITER ORPHAN THERAPEUTICS, INC.
601 HERITAGE DR STE 138-139

JUPITER, FL 33458

2. Congressional District of Recipient
18

3. Payment System Identifier (ID)
1474828381A1

4. Employer Identification Number (EIN)
474828381

5. Data Universal Numbering System (DUNS)
081345034

6. Recipient's Unique Entity Identifier

7. Project Director or Principal Investigator
Marshall Hayward

m.hayward@jupiterorphan.com
908 507-3063

8. Authorized Official
Dr. Marshall Hayward
m.hayward@jupiterorphan.com
(908) 507-3063

Federal Agency Information

9. Awarding Agency Contact Information
Jennifer Edwards

NATIONAL INSTITUTE ON AGING
edwardsj@mail.nih.gov
301-827-6689

10. Program Official Contact Information
Laurie M. Ryan
Health Scientist Administrator
NATIONAL INSTITUTE ON AGING
ryanl@nia.nih.gov
301.496.9350

Federal Award Information

11. Award Number
1R44AG067907-01A1

12. Unique Federal Award Identification Number (FAIN)
R44AG067907

13. Statutory Authority
42 USC 241 15 USC 638 42 CFR 52

14. Federal Award Project Title
Safety and Pharmacokinetics of JOTROL for Alzheimer's Disease

15. Assistance Listing Number
93.866

16. Assistance Listing Program Title
Aging Research

17. Award Action Type
New Competing (REVISED)

18. Is the Award R&D?
Yes

Summary Federal Award Financial Information

19. Budget Period Start Date 09/30/2020 **– End Date** 08/31/2021	
20. Total Amount of Federal Funds Obligated by this Action	$0
20a. Direct Cost Amount	$0
20b. Indirect Cost Amount	$0
21. Authorized Carryover	$0
22. Offset	$0
23. Total Amount of Federal Funds Obligated this budget period	$1,764,270
24. Total Approved Cost Sharing or Matching, where applicable	$0
25. Total Federal and Non-Federal Approved this Budget Period	$1,764,270
26. Project Period Start Date 09/30/2020 **– End Date** 08/31/2021	
27. Total Amount of the Federal Award including Approved Cost Sharing or Matching this Project Period	$1,764,270

28. Authorized Treatment of Program Income
Additional Costs

29. Grants Management Officer - Signature
Robin Laney

30. Remarks
Acceptance of this award, including the "Terms and Conditions," is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

SECTION I – AWARD DATA – 1R44AG067907-01A1 REVISED

Principal Investigator(s):
Marshall Hayward

Award e-mailed to: c.rosen@jupiterorphan.com

Dear Authorized Official:

The National Institutes of Health hereby revises this award (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to JUPITER ORPHAN THERAPEUTICS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 15 USC 638 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award, including the "Terms and Conditions," is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R44AG067907. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please direct questions to the Federal Agency contacts.

Sincerely yours,

Robin Laney
Grants Management Officer
NATIONAL INSTITUTE ON AGING

Additional information follows

Cumulative Award Calculations for this Budget Period (U.S. Dollars)

Salaries and Wages	$189,000
Fringe Benefits	$26,400
Personnel Costs (Subtotal)	$215,400
Consultant Services	$120,000
Travel	$3,000
Subawards/Consortium/Contractual Costs	$882,971

Federal Direct Costs	$1,221,371
Federal F&A Costs	$427,480
Approved Budget	$1,648,851
Fee	$115,419
Total Amount of Federal Funds Authorized (Federal Share)	$1,764,270
TOTAL FEDERAL AWARD AMOUNT	$1,764,270

AMOUNT OF THIS ACTION (FEDERAL SHARE) $0

SUMMARY TOTALS FOR ALL YEARS (for this Document Number)		
YR	**THIS AWARD**	**CUMULATIVE TOTALS**
1	$1,764,270	$1,764,270

Fiscal Information:
Payment System Identifier: 1474828381A1
Document Number: RAG067907A
PMS Account Type: P (Subaccount)
Fiscal Year: 2020

IC	CAN	2020
AG	8033267	$1,764,270

NIH Administrative Data:
PCC: 3CCCTLR / **OC**: 41021 / **Released**: Laney, Robin 01/06/2021
Award Processed: 01/07/2021 12:27:10 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 1R44AG067907-01A1 REVISED

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – STANDARD TERMS AND CONDITIONS – 1R44AG067907-01A1 REVISED

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Award.
b. Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c. 45 CFR Part 75.
d. National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.
f. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of "Research and Development" at 45 CFR Part§ 75.2**.** As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

This award is subject to the life cycle certification requirements set forth in Section 18.5.5.4 of the NIH Grants Policy Statement and NOT-OD-19-025. Effective January 1, 2019, Awardees are required to submit this certification within the I-RPPR and the F-RPPR under Section G.1: Special Notice of Award and Funding Opportunity Announcement Reporting Requirements and maintain it on file in accordance with the records and retention policy in Section 8.4.2 of the NIH Grants Policy Statement.

A certification is required at the following times:

- For SBIR/STTR Phase I Awardees: At the time of receiving final payment or disbursement from the Payment Management System.
- For SBIR/STTR Phase II Awardees: Prior to receiving more than 50% of the total award amount and prior to final payment or disbursement from the Payment Management System.

If the grantee cannot complete this certification or cannot ensure compliance with the certification process, it should notify the GMO immediately. If resolution cannot be reached, the GMO will void or terminate the grant, as appropriate.
The certification form is available in fillable format at: http://grants.nih.gov/grants/forms.htm#sbir.
An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R44AG067907. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award provides support for one or more clinical trials. By law (Title VIII, Section 801 of Public Law 110-85), the "responsible party" must register "applicable clinical trials" on the ClinicalTrials.gov Protocol Registration System Information Website. NIH encourages registration of all trials whether required under the law or not. For more information, see http://grants.nih.gov/ClinicalTrials_fdaaa/
This award represents the final year of the competitive segment for this grant. See the NIH Grants Policy Statement Section 8.6 Closeout for complete closeout requirements at: http://grants.nih.gov/grants/policy/policy.htm#gps.

A final expenditure Federal Financial Report (FFR) (SF 425) must be submitted through the eRA Commons (Commons) within 120 days of the period of performance end date; see the NIH Grants Policy Statement Section 8.6.1 Financial Reports, http://grants.nih.gov/grants/policy/policy.htm#gps, for additional information on this submission requirement. The final FFR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FFR expenditure data and the Payment Management System's (PMS) quarterly cash transaction data. A final quarterly federal cash transaction report is not required for awards in PMS B subaccounts (i.e., awards to foreign entities and to Federal agencies). NIH will close the awards using the last recorded cash drawdown level in PMS for awards that do not require a final FFR on expenditures or quarterly federal cash transaction reporting. It is important to note that for financial closeout, if a grantee fails to submit a required final expenditure FFR, NIH will close the grant using the last recorded cash drawdown level. If the grantee submits a final expenditure FFR but does not reconcile any discrepancies between expenditures reported on the final expenditure FFR and the last cash report to PMS, NIH will close the award at the lower amount. This could be considered a debt or result in disallowed costs.

A Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) must be submitted within 120 days of the expiration date. The HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm. This paragraph does not apply to Training grants, Fellowships, and certain other programs—i.e., activity codes C06, D42, D43, D71, DP7, G07, G08, G11, K12, K16, K30, P09, P40, P41, P51, R13, R25, R28, R30, R90, RL5, RL9, S10, S14, S15, U13, U14, U41, U42, U45, UC6, UC7, UR2, X01, X02.

Unless an application for competitive renewal is submitted, a Final Research Performance Progress Report (Final RPPR) must also be submitted within 120 days of the period of performance end date. If a competitive renewal application is submitted prior to that date, then an Interim RPPR must be submitted by that date as well. Instructions for preparing an Interim or Final RPPR are at: https://grants.nih.gov/grants/rppr/rppr_instruction_guide.pdf. Any other specific requirements set forth in the terms and conditions of the award must also be addressed in the Interim or Final RPPR. *Note that data reported within Section I of the Interim and Final RPPR forms will be made public and should be written for a lay person audience*.

NIH strongly encourages electronic submission of the final invention statement through the Closeout feature in the Commons, but will accept an email or hard copy submission as indicated below.

Email: The final invention statement may be e-mailed as PDF attachments to: NIHCloseoutCenter@mail.nih.gov.

Hard copy: Paper submissions of the final invention statement may be faxed to the NIH Division of Central Grants Processing, Grants Closeout Center, at 301-480-2304, or mailed to:

National Institutes of Health
Office of Extramural Research
Division of Central Grants Processing
Grants Closeout Center
6705 Rockledge Drive
Suite 5016, MSC 7986
Bethesda, MD 20892-7986 (for regular or U.S. Postal Service Express mail)
Bethesda, MD 20817 (for other courier/express deliveries only)

NOTE: If this is the final year of a competitive segment due to the transfer of the grant to another institution, then a Final RPPR is not required. However, a final expenditure FFR is required and should be submitted electronically as noted above. If not already submitted, the Final Invention Statement is required and should be sent directly to the assigned Grants Management Specialist.

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and

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maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:
Additional Costs

SECTION IV – AG SPECIFIC AWARD CONDITIONS – 1R44AG067907-01A1 REVISED

Clinical Trial Indicator: Yes
This award supports one or more NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

This revised award reflects the approval of the protocol and data and safety monitoring plan. The recruitment of patients can be initiated.

Supersedes Notice of Award issued 09/16/2020. Previous terms and conditions apply:

Funding for this award has been provided by Alzheimer's Disease Initiative funds.

ClinicalTrials.gov is a federal registry and results database of publicly and privately supported clinical studies of human participants conducted around the world. In September 2016, NIH issued a final policy to promote broad and responsible dissemination of information from NIH-funded clinical trials through ClinicalTrials.gov. Under this policy, every clinical trial funded in whole or in part by NIH is expected to be registered on ClinicalTrials.gov and have summary results information submitted and posted in a timely manner, whether subject to FDAAA 801 or not.Public Policy Requirements and Objectives:
https://grants.nih.gov/grants/policy/nihgps/HTML5/section_4/4.1_public_policy_requirements_and_objectives.htm?Highlight=clinical

Intellectual property rights: Normally, the awardee(s) organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

The fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the drawdown of costs.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

The format for the Final Report is as follows:

1. State the beginning and ending dates for the period covered by the SBIR/STTR Phase I/Phase II grant.
2. List all key personnel who have worked on the project during that period, their titles, dates of service, and number of hours devoted to the project.
3. Summarize the specific aims of the Phase I grant.
4. Provide a succinct account of published and unpublished results, indicating progress toward their achievement. Summarize the importance of the findings. Discuss any changes in the specific aims since the project was initiated. Include the Inclusion Enrollment Report with the final enrollment data for clinical research (MS Word or PDF).
5. List titles and complete references to publications, and manuscripts accepted for publication, if any, that resulted from the project's effort. Submit *five copies* of such items, except patent and invention reports, as an *Appendix*.
6. List patents, copyrights, trademarks, invention reports and other printed materials, if any, that resulted from the project or describe patent status, trade secrets or other demonstration of IP protection.
7. Describe the technology developed from this SBIR/STTR, its intended use and who will use it.
8. Describe the current status of the product (e.g., under development, commercialized, in use, discontinued).
9. If applicable, describe the status of FDA approval for your product, process, or service (e.g., continuing pre-IND studies, filed an IND, in Phase I (or II or III) clinical trials, applied for approval, review ongoing, approved, not approved).
10. Describe how your company has benefited from the program and/or the technology developed (e.g., firm's growth, follow-on funding, increased technical expertise, licensing agreements, spin-off companies, public offering [include stock exchange and symbol]).
11. List of the generic and/or commercial name of product, process, or service, if any, that resulted from SBIR/STTR funding. If applicable, indicate the number of products sold.
12. Provide the current number of employees (total full time equivalents [FTEs]).

SPREADSHEET SUMMARY
AWARD NUMBER: 1R44AG067907-01A1 REVISED

INSTITUTION: JUPITER ORPHAN THERAPEUTICS, INC.

Budget	Year 1
Salaries and Wages	$189,000
Fringe Benefits	$26,400
Personnel Costs (Subtotal)	$215,400
Consultant Services	$120,000
Travel	$3,000
Subawards/Consortium/Contractual Costs	$882,971
FEE	$115,419
TOTAL FEDERAL DC	$1,221,371
TOTAL FEDERAL F&A	$427,480
TOTAL COST	$1,764,270

Facilities and Administrative Costs	Year 1
F&A Cost Rate 1	35%
F&A Cost Base 1	$1,221,371
F&A Costs 1	$427,480

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